Exhibit 99.1

BARINGS BDC, INC. REPORTS FOURTH QUARTER AND FULL YEAR
2019 RESULTS, ANNOUNCES 2020 SHARE REPURCHASE PROGRAM
AND ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.16 PER SHARE

CHARLOTTE, N.C., February 27, 2020 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the fourth quarter and full year of 2019, announced its share repurchase program for 2020 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.16 per share.
Highlights

Income Statement	Three Months Ended December 31, 2019		Three Months Ended September 30, 2019		Full Year Ended December 31, 2019
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)	Total Amount	Per Share(3)
Net investment income	$7.2	$0.15	$8.0	$0.16	$30.6	$0.61
Net realized losses	$(2.7)	$(0.06)	$(1.0)	$(0.02)	$(3.8)	$(0.08)
Net unrealized appreciation (depreciation)	$6.6	$0.13	$(1.8)	$(0.04)	$32.1	$0.64
Net increase in net assets resulting from operations	$10.6	$0.22	$5.2	$0.10	$58.2	$1.16
Dividends paid		$0.15		$0.14		$0.54
(1) Based on weighted average shares outstanding during the period of 49,146,873.
(2) Based on weighted average shares outstanding during the period of 49,987,312.
(3) Based on weighted average shares outstanding during the period of 50,185,300.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of December 31, 2019	As of September 30, 2019	As of June 30, 2019	As of March 31, 2019	As of December 31, 2018
Investment portfolio at fair value	$1,173.6	$1,158.2	$1,200.6	$1,189.4	$1,121.9
Weighted average yield on debt investments, excluding short-term investments (at principal amount)	6.2%	5.9%	6.2%	6.3%	6.2%

Total assets	$1,252.6	$1,214.2	$1,226.2	$1,211.2	$1,167.6
Debt outstanding (principal)	$670.7	$632.5	$633.8	$620.0	$570.0
Total net assets (equity)	$570.9	$572.4	$583.1	$584.2	$563.0
Net asset value per share	$11.66	$11.58	$11.59	$11.52	$10.98
Debt-to-equity ratio	1.17	x	1.10	x	1.09	x	1.06	x	1.01x
Fourth Quarter 2019 Results
Commenting on the quarter and year, Eric Lloyd, Chief Executive Officer, stated, "Seasonally strong origination volumes and buoyant liquid markets allowed us to rotate out of a net $169 million of broadly syndicated loans and fund $165 million in middle-market loans during the fourth quarter, a continuation of our deliberate middle-market investment ramp. Barings BDC's portfolio reached a milestone during the quarter, with more than 50% of the portfolio now invested in directly-originated, middle-market assets. In addition, our fourth quarter originations included five new European investments, as we continue to leverage the breadth of Barings’ global platform to deliver attractive risk-adjusted returns to shareholders."

During the three months ended December 31, 2019, the Company reported total investment income of $18.4 million, net investment income of $7.2 million, or $0.15 per share, and a net increase in net assets resulting from operations of $10.6 million, or $0.22 per share.
Net asset value ("NAV") per share as of December 31, 2019 was $11.66, as compared to $11.58 as of September 30, 2019. The increase in NAV per share from September 30, 2019 to December 31, 2019 was primarily attributable to net unrealized appreciation on the Company's investment portfolio and foreign currency transactions of approximately $0.13 per share and the impact of accretive share repurchases of $0.01 per share, partially offset by a net realized loss of $0.06 per share.
Share Repurchase Plan
On February 25, 2019, the Company adopted a share repurchase plan, pursuant to Board approval, for the purpose of repurchasing shares of the Company's common stock in the open market (the "Share Repurchase Plan"). The Board authorized the Company to repurchase in 2019 up to a maximum of 5.0% of the amount of shares outstanding under the following targets:

•	a maximum of 2.5% of the amount of shares of the Company's common stock outstanding if shares traded below NAV per share but in excess of 90% of NAV per share; and

•	a maximum of 5.0% of the amount of shares of the Company's common stock outstanding if shares traded below 90% of NAV per share.
Through December 31, 2019, the Company repurchased a total 2,333,261 shares of its common stock in the open market under the Share Repurchase Plan at an average price of $10.01 per share, including broker commissions. The shares of common stock purchased under the Share Repurchase Plan represent approximately 4.5% of the Company's issued and outstanding shares as of February 25, 2019.
On February 27, 2020, the Board approved an open-market share repurchase program for fiscal year 2020 (the “2020 Share Repurchase Program”). Under the 2020 Share Repurchase Program, the Company is authorized during fiscal year 2020 to repurchase up to a maximum of 5.0% of the amount of shares outstanding as of February 27, 2020 if shares trade below NAV per share, subject to liquidity and regulatory constraints.
Liquidity and Capitalization
As of December 31, 2019, the Company had cash of $22.0 million, short-term money market fund investments of $96.6 million, $107.2 million of borrowings outstanding under the Barings BDC Senior Funding I, LLC credit agreement ("BSF Credit Agreement"), $245.3 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $318.2 million outstanding under its term debt securitization. During the fourth quarter, the Company elected to reduce total commitments under the BSF Credit Agreement from $177.0 million to $150.0 million. On January 21, 2020, the Company further reduced total commitments under the BSF Credit Facility from $150.0 million to $80.0 million. In addition, on February 21, 2020, the Company extended the maturity date of the BSF Credit Facility by one year to August 3, 2021.
Dividend Information
The Board has declared a quarterly cash dividend of $0.16 per share. This represents a $0.01 increase from the fourth quarter dividend of 2019 and a dividend yield of approximately 6%.
The Company’s first quarter dividend will be payable as follows:
First Quarter 2020 Dividend:
Amount per share:         $0.16
Record date:             March 11, 2020
Payment date:         March 18, 2020
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Recent Portfolio Activity
During the three months ended December 31, 2019, the Company purchased $16.5 million in syndicated senior secured loans, made 15 new senior secured private middle-market debt investments totaling $153.5 million and made additional debt investments in eight existing middle-market portfolio companies totaling $11.8 million. The Company had two syndicated senior secured loans repaid at par totaling $7.4 million, received $3.6 million of syndicated senior secured loan principal payments and received $2.0 million of middle-market portfolio company debt principal payments. In addition, the Company sold $174.9 million of syndicated senior secured loans, recognizing a net realized loss on these transactions of $2.9 million, and sold $25.9 million of middle-market portfolio company debt investments to its joint venture.
Subsequent Events
From January 1, 2020 through February 26, 2020, Barings BDC made approximately $107.5 million of new middle-market private debt and equity commitments, of which approximately $73.4 million have closed and funded. The $73.4 million of investments consist of ten first lien senior secured debt investments with a weighted average yield of 6.5%, one mezzanine note with a yield of 8.0% and one equity investment. In addition, as of February 26, 2020, Barings Global Private Finance group had a probability weighted pipeline of approximately $609 million, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with the Barings Global Private Finance allocation policy.
Conference Call to Discuss Fourth Quarter and Full Year 2019 Results
Barings BDC has scheduled a conference call to discuss fourth quarter and full year 2019 financial and operating results for Friday, February 28, 2020, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until March 13, 2020. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13697754.
Barings BDC’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until March 13, 2020.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of the Company's trading intent. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $338 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $338+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific.

*As of December 31, 2019
Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	December 31,
	2019	2018
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,085,886,720 and $1,128,694,715 at December 31, 2019 and 2018, respectively)	$1,066,845,054	$1,076,631,804
Affiliate investments (cost of $10,158,270 at December 31, 2019)	10,229,813	—
Short-term investments (cost of $96,568,940 and $45,223,941 at December 31, 2019 and 2018, respectively)	96,568,940	45,223,941
Total investments at fair value	1,173,643,807	1,121,855,745
Cash	21,991,565	12,426,982
Interest and fees receivable	5,265,980	6,008,700
Prepaid expenses and other assets	1,112,559	4,123,742
Deferred financing fees	5,366,119	251,908
Receivable from unsettled transactions	45,254,808	22,909,998
Total assets	$1,252,634,838	$1,167,577,075
Liabilities:
Accounts payable and accrued liabilities	$5,191,552	$5,327,249
Interest payable	2,491,534	749,525
Payable from unsettled transactions	4,924,150	28,533,014
Borrowings under credit facilities	352,488,419	570,000,000
Debt securitization	316,664,474	—
Total liabilities	681,760,129	604,609,788
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 48,950,803 and 51,284,064 shares issued and outstanding as of December 31, 2019 and 2018, respectively)	48,951	51,284
Additional paid-in capital	853,766,370	884,894,249
Total distributable earnings (loss)	(282,940,612)	(321,978,246)
Total net assets	570,874,709	562,967,287
Total liabilities and net assets	$1,252,634,838	$1,167,577,075
Net asset value per share	$11.66	$10.98

Barings BDC, Inc.
Consolidated Statements of Operations

	Three Months Ended		Full Year Ended
	December 31, 2019	September 30, 2019	December 31, 2019
	(unaudited)	(unaudited)
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$17,632,274	$18,169,034	$72,486,107
Short-term investments	281,339	279,908	985,286
Total interest income	17,913,613	18,448,942	73,471,393
Dividend income:
Non-Control / Non-Affiliate investments	35,812	4,221	44,744
Total dividend income	35,812	4,221	44,744
Fee and other income:
Non-Control / Non-Affiliate investments	447,001	848,792	2,116,820
Total fee and other income	447,001	848,792	2,116,820
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	5,413	—	5,413
Total payment-in-kind interest income	5,413	—	5,413
Interest income from cash	953	2,152	9,975
Total investment income	18,402,792	19,304,107	75,648,345
Operating expenses:
Interest and other financing fees	6,501,949	6,727,780	26,100,941
Base management fee	3,266,722	3,263,803	12,112,475
Compensation expenses	107,369	107,779	442,238
General and administrative expenses	1,332,500	1,217,570	6,441,095
Net operating expenses	11,208,540	11,316,932	45,096,749
Net investment income	7,194,252	7,987,175	30,551,596
Realized and unrealized gains (losses) on investments and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(2,651,976)	(1,066,536)	(3,798,263)
Net realized losses on investments	(2,651,976)	(1,066,536)	(3,798,263)
Foreign currency transactions	(95,222)	83,037	(12,185)
Net realized losses	(2,747,198)	(983,499)	(3,810,448)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	7,819,190	(2,209,225)	33,021,249
Affiliate investments	193,513	40,119	71,543
Net unrealized appreciation (depreciation) on investments	8,012,703	(2,169,106)	33,092,792
Foreign currency transactions	(1,379,066)	374,278	(1,004,788)
Net unrealized appreciation (depreciation)	6,633,637	(1,794,828)	32,088,004
Net realized losses and unrealized appreciation (depreciation) on investments and foreign currency transactions	3,886,439	(2,778,327)	28,277,556
Loss on extinguishment of debt	(154,080)	(13,357)	(297,188)
Provision for taxes	(339,831)	—	(340,330)
Net increase in net assets resulting from operations	$10,586,780	$5,195,491	$58,191,634
Net investment income per share—basic and diluted	$0.15	$0.16	$0.61
Net increase in net assets resulting from operations per share—basic and diluted	$0.22	$0.10	$1.16
Dividends/distributions per share:
Total dividends/distributions per share	$0.15	$0.14	$0.54
Weighted average shares outstanding—basic and diluted	49,146,873	49,987,312	50,185,300